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                                                                   EXHIBIT 10.19

                   THE EXECUTIVE NONQUALIFIED EXCESS PLAN(SM)
                                  PLAN DOCUMENT


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                                TABLE OF CONTENTS

                   THE EXECUTIVE NONQUALIFIED EXCESS PLAN(SM)

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
Section 1.       Purpose ................................................        1

Section 2.       Definitions ............................................        1

   2.1           "Active Participant" ...................................        1
   2.2           "Adoption Agreement" ...................................        1
   2.3           "Beneficiary" ..........................................        2
   2.4           "Board" ................................................        2
   2.5           "Change in Control" ....................................        2
   2.6           "Committee" ............................................        2
   2.7           "Compensation" .........................................        2
   2.8           "Crediting Date" .......................................        2
   2.9           "Deferred Compensation Account" ........................        2
   2.10          "Disabled" .............................................        3
   2.11          "Education Account" ....................................        3
   2.12          "Effective Date" .......................................        3
   2.13          "Employee" .............................................        3
   2.14          "Employer" .............................................        4
   2.15          "Employer Credits" .....................................        4
   2.16          "Independent Contractor" ...............................        4
   2.17          "In-Service Account" ...................................        4
   2.18          "Normal Retirement Age" ................................        4
   2.19          "Participant" ..........................................        4
   2.20          "Participating Employer" ...............................        5
   2.21          "Performance-Based Compensation" .......................        5
   2.22          "Plan" .................................................        5
   2.23          "Plan Administrator" ...................................        5
   2.24          "Plan Year" ............................................        5
   2.25          "Provider" .............................................        5
   2.26          "Qualifying Distribution Event" ........................        5
   2.27          "Salary Deferral Agreement" ............................        5
   2.28          "Salary Deferral Credits" ..............................        5
   2.29          "Service" ..............................................        6
   2.30          "Service Bonus" ........................................        6
   2.31          "Spouse" or "Surviving Spouse" .........................        6
   2.32          "Student" ..............................................        6
   2.33          "Trust" ................................................        6
   2.34          "Trustee" ..............................................        6
   2.35          "Unforeseeable Emergency" ..............................        6
   2.36          "Years of Service" .....................................        7

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
Section 3.       Participation ..........................................         7

Section 4.       Credits to Deferred Compensation Account ...............         7

   4.1           Salary Deferral Credits ................................         7
   4.2           Employer Credits .......................................         8
   4.3           Deferred Compensation Account ..........................         8

Section 5.       Qualifying Distribution Events .........................         9

   5.1           Separation from Service ................................         9
   5.2           Disability .............................................         9
   5.3           Death ..................................................         9
   5.4           In-Service Withdrawals .................................         9
   5.5           Education Withdrawals ..................................        10
   5.6           Change in Control ......................................        11
   5.7           Unforeseeable Emergency ................................        11

Section 6.       Qualifying Distribution Events Payment Options .........        12

   6.1           Payment Options ........................................        12
   6.2           Subsequent Elections ...................................        13
   6.3           Acceleration Prohibited                                         13

Section 7.       Vesting ................................................        13

Section 8.       Accounts; Deemed Investment; Adjustments to Account ....        14

   8.1           Accounts ...............................................        14
   8.2           Deemed Investments .....................................        14
   8.3           Adjustments to Deferred Compensation Account ...........        14

Section 9.       Administration by Committee ............................        15

   9.1           Membership of Committee ................................        15
   9.2           Committee Officers; Subcommittee .......................        15
   9.3           Committee Meetings .....................................        15
   9.4           Transaction of Business ................................        15
   9.5           Committee Records ......................................        16
   9.6           Establishment of Rules .................................        16
   9.7           Conflicts of Interest ..................................        16
   9.8           Correction of Errors ...................................        16
   9.9           Authority to Interpret Plan ............................        16
   9.10          Third Party Advisors ...................................        17
   9.11          Compensation of Members ................................        17
   9.12          Expense Reimbursement ..................................        17
   9.13          Indemnification ........................................        17

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
Section 10.      Contractual Liability; Trust ...........................        18

   10.1          Contractual Liability ..................................        18
   10.2          Trust ..................................................        18

Section 11.      Allocation of Responsibilities .........................        18

   11.1          Board ..................................................        19
   11.2          Committee ..............................................        19
   11.3          Plan Administrator .....................................        19

Section 12.      Benefits Not Assignable; Facility of Payments ..........        19

   12.1          Benefits not Assignable ................................        19
   12.2          Payments to Minors and Others ..........................        20

Section 13.      Beneficiary ............................................        20

Section 14.      Amendment and Termination of Plan ......................        21

Section 15.      Communication to Participants ..........................        21

Section 16.      Claims Procedure .......................................        21

   16.1          Filing of a Claim for Benefits .........................        21
   16.2          Notification to Claimant of Decision ...................        22
   16.3          Procedure for Review ...................................        22
   16.4          Decision on Review .....................................        23
   16.5          Action by Authorized Representative of Claimant ........        23

Section 17.      Miscellaneous Provisions ...............................        23

   17.1          Set off ................................................        23
   17.2          Notices ................................................        24
   17.3          Lost Distributes .......................................        24
   17.4          Reliance on Data .......................................        24
   17.5          Receipt and Release for Payments .......................        25
   17.6          Headings ...............................................        25
   17.7          Continuation of Employment .............................        25
   17.8          Merger or Consolidation; Assumption of Plan ............        25
   17.9          Construction ...........................................        26

                                       iii

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                   THE EXECUTIVE NONQUALIFIED EXCESS PLAN(SM)

            SECTION 1. PURPOSE:

            By execution of the Adoption Agreement, the Employer has adopted the Plan set forth herein to provide a means by which certain management Employees and Independent Contractors of the Employer may elect to defer receipt of current Compensation from the Employer in order to provide retirement and other benefits on behalf of such Employees and Independent Contractors of the Employer, as selected in the Adoption Agreement. The Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of
Section 409A of the Internal Revenue Code (the "Code"). The Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 and independent contractors.

            SECTION 2. DEFINITIONS:

            As used in the Plan, including this Section 2, references to one gender shall include the other and, unless otherwise indicated by the context:

            2.1 "ACTIVE PARTICIPANT" means, with respect to any day or date, a Participant who is in Service on such day or date; provided, that a Participant shall cease to be an Active Participant immediately upon a determination by the Committee that the Participant has ceased to be an Employee or Independent Contractor, or that the Participant no longer meets the eligibility requirements of the Plan.

            2.2 "ADOPTION AGREEMENT" means the written agreement pursuant to which the Employer adopts the Plan. The Adoption Agreement is a part of the Plan as applied to the Employer.

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            2.3 "BENEFICIARY" means the person, persons, entity or entities designated or determined pursuant to the provisions of Section 13 of the Plan.

            2.4 "BOARD" means the Board of Directors of the Employer, if the Employer is a corporation. If the Employer is not a corporation, "Board" shall mean the Employer.

            2.5 "CHANGE IN CONTROL" means a change in ownership or effective control of the Employer, or in the ownership of a substantial portion of the assets of the Employer, as provided in regulations promulgated under Section 409A of the Code.

            2.6 "COMMITTEE" means the person designated in the Adoption Agreement. If the Committee designated in the Adoption Agreement is unable to serve, the Employer shall satisfy the duties of the Committee provided for in
Section 9.

            2.7 "COMPENSATION" shall have the meaning designated in the Adoption Agreement.

            2.8 "CREDITING DATE" means the date designated in the Adoption Agreement for crediting the amount of any Salary Deferral Credits to the Deferred Compensation Account of a Participant. Employer Credits may be credited to the Deferred Compensation Account of a Participant on any day that securities are traded on a national securities exchange.

            2.9 "DEFERRED COMPENSATION ACCOUNT" means the account maintained with respect to each Participant under the Plan. The Deferred Compensation Account shall be credited with Salary Deferral Credits and Employer Credits, credited or debited for deemed investment gains or losses, and adjusted for payments in accordance with the rules and elections in effect under Section 8. The Deferred Compensation Account of a Participant shall include any In-Service Account or Education Account of the Participant, if applicable.

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            2.10 "DISABLED" means a Participant who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Employer.

            2.11 "EDUCATION ACCOUNT" means a separate account to be kept for each Participant that has elected to make education withdrawals as described in
Section 5.5. The Education Account shall be adjusted in the same manner and at the same time as the Deferred Compensation Account under Section 8 and in accordance with the rules and elections in effect under Section 8.

            2.12 "EFFECTIVE DATE" shall be the date designated in the Adoption Agreement as of which the Plan first becomes effective. Notwithstanding the foregoing, any amounts credited to the account of a Participant pursuant to the terms of a predecessor plan of the Employer which are not earned and vested before January 1, 2005, shall be subject to the terms of this Plan.

            2.13 "EMPLOYEE" means an individual in the Service of the Employer if the relationship between the individual and the Employer is the legal relationship of employer and employee and if the individual is a highly compensated or management employee of the Employer. An individual shall cease to be an Employee upon the Employee's termination of Service.

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            2.14 "EMPLOYER" means the Employer identified in the Adoption
Agreement, and any Participating Employer which adopts this Plan. The Employer may be a corporation, a limited liability company, a partnership or sole proprietorship. All references herein to the Employer shall be applied separately to each such Employer as if the Plan were solely the Plan of that Employer.

            2.15 "EMPLOYER CREDITS" means the amounts credited to the Participant's Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.2.

            2.16 "INDEPENDENT CONTRACTOR" means an individual in the Service of the Employer if the relationship between the individual and the Employer is not the legal relationship of employer and employee. An individual shall cease to be an Independent Contractor upon the termination of the Independent Contractor's Service. An Independent Contractor shall include a director of the Employer who is not an Employee.

            2.17 "IN-SERVICE ACCOUNT" means a separate account to be kept for each Participant that has elected to make in-service withdrawals as described in
Section 5.4. The In-Service Account shall be adjusted in the same manner and at the same time as the Deferred Compensation Account under Section 8 and in accordance with the rules and elections in effect under Section 8.

            2.18 "NORMAL RETIREMENT AGE" of a Participant means the age designated in the Adoption Agreement.

            2.19 "PARTICIPANT" means with respect to any Plan Year an Employee or Independent Contractor who has been designated by the Committee as a Participant and who has entered the Plan or who has a Deferred Compensation Account under the Plan.

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            2.20 "PARTICIPATING EMPLOYER" means any trade or business (whether or not incorporated) which adopts this Plan with the consent of the Employer identified in the Adoption Agreement.

            2.21 "PERFORMANCE-BASED COMPENSATION" means any compensation based on services performed over a period of at least twelve months as provided in regulations promulgated under Section 409A of the Code.

            2.22 "PLAN" means The Executive Nonqualified Excess Plan(SM), as herein set out or as duly amended. The name of the Plan as applied to the Employer shall be designated in the Adoption Agreement.

            2.23 "PLAN ADMINISTRATOR" means the person designated in the Adoption Agreement. If the Plan Administrator designated in the Adoption Agreement is unable to serve, the Employer shall be the Plan Administrator.

            2.24 "PLAN YEAR" means the twelve-month period ending on the last day of the month designated in the Adoption Agreement; provided, that the initial Plan Year may have fewer than twelve months.

            2.25 "PROVIDER" means Executive Benefit Services, Inc.

            2.26 "QUALIFYING DISTRIBUTION EVENT" means an event described in
Section 5.

            2.27 "SALARY DEFERRAL AGREEMENT" means a written agreement entered into between a Participant and the Employer pursuant to the provisions of
Section 4.1

            2.28 "SALARY DEFERRAL CREDITS" means the amounts credited to the Participant's Deferred Compensation Account by the Employer pursuant to the provisions of Section 4.1.

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            2.29 "SERVICE" means employment by the Employer as an Employee. If the Participant is an Independent Contractor, "Service" shall mean the period during which the contractual relationship exists between the Employer and the Participant.

            2.30 "SERVICE BONUS" means any bonus paid to a Participant by the Employer which is not Performance-Based Compensation.

            2.31 "SPOUSE" or "SURVIVING SPOUSE" means, except as otherwise provided in the Plan, a person of the opposite sex who is the legally married spouse or surviving spouse of a Participant.

            2.32 "STUDENT" means the individual designated by the Participant in the Salary Deferral Agreement with respect to whom the Participant will create an Education Account.

            2.33 "TRUST" means the trust fund established pursuant to Section 10.2, if designated by the Employer in the Adoption Agreement.

            2.34 "TRUSTEE" means the trustee, if any, named in the agreement establishing the Trust and such successor or additional trustee as may be named pursuant to the terms of the agreement establishing the Trust.

            2.35 "UNFORESEEABLE EMERGENCY" means a severe financial hardship to the Participant resulting from a sudden or unexpected illness or accident of the Participant, the Participant's Spouse or dependent (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

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            2.36 "YEARS OF SERVICE" means each Plan Year of Service completed by the Participant. For vesting purposes, Years of Service shall be calculated from the date designated in the Adoption Agreement.

            SECTION 3. PARTICIPATION:

            The Committee in its discretion shall designate each Employee or Independent Contractor who is eligible to participate in the Plan. An Employee or Independent Contractor designated by the Committee as a Participant who has not otherwise entered the Plan shall enter the Plan and become a Participant as of the date determined by the Committee. A Participant who separates from Service with the Employer and who later returns to Service will not be an Active Participant under the Plan except upon satisfaction of such terms and conditions as the Committee shall establish upon the Participant's return to Service, whether or not the Participant shall have a balance remaining in the Deferred Compensation Account under the Plan on the date of the return to Service.

            SECTION 4. CREDITS TO DEFERRED COMPENSATION ACCOUNT:

            4.1 SALARY DEFERRAL CREDITS. To the extent provided in the Adoption Agreement, each Active Participant may elect, by entering into a Salary Deferral Agreement with the Employer, to defer the receipt of Compensation from the Employer by a dollar amount or percentage specified in the Salary Deferral Agreement. The amount of the Participant's Salary Deferral Credit shall be credited by the Employer to the Deferred Compensation Account maintained for the Participant pursuant to Section 8. The following special provisions shall apply with respect to the Salary Deferral Credits of a Participant:

            4.1.1 The Employer shall credit to the Participant's Deferred Compensation Account on each Crediting Date an amount equal to the total Salary Deferral Credit for the period ending on such Crediting Date.

                                       7
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            4.1.2 An election pursuant to Section 4.1 shall be made by the
      Participant by executing and delivering a Salary Deferral Agreement to the Committee. The Salary Deferral Agreement shall become effective with respect to such Participant as of the first day of January following the date such Salary Deferral Agreement is received by the Committee; provided, that in the case of the first year in which the Participant becomes eligible to participate in the Plan, the Participant may execute and deliver a Salary Deferral Agreement to the Committee within 30 days after the date the Participant enters the Plan to be effective as of the first payroll period next following the date the Salary Deferral Agreement is received by the Committee. A Participant's election shall continue in effect, unless earlier modified by the Participant, until the Participant separates from Service, or, if earlier, until the Participant ceases to be an Active Participant under the Plan.

            4.1.3 A Participant may unilaterally modify a Salary Deferral Agreement (either to terminate, increase or decrease the portion of his future Compensation which is subject to salary deferral within the percentage limits set forth in Section 4.1 of the Adoption Agreement) by providing a written modification of the Salary Deferral Agreement to the Employer. The modification shall become effective as of the first day of January following the date such written modification is received by the Committee.

            4.1.4 Notwithstanding Sections 4.1.2 and 4.1.3, a Salary Deferral Agreement relating to the deferral of Performance-Based Compensation must be executed and delivered to the Committee no later than the date which is 6 months prior to the end of the performance period, and may not be modified after such date.

            4.1.5 The Committee may from time to time establish policies or rules governing the manner in which Salary Deferral Credits may be made.

            4.2 EMPLOYER CREDITS. If designated by the Employer in the Adoption Agreement, the Employer shall cause the Committee to credit to the Deferred Compensation Account of each Active Participant an Employer Credit as determined in accordance with the Adoption Agreement.

            4.3 DEFERRED COMPENSATION ACCOUNT. All Salary Deferral Credits and Employer Credits shall be credited to the Deferred Compensation Account of the Participant.

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            SECTION 5. QUALIFYING DISTRIBUTION EVENTS:

            5.1 SEPARATION FROM SERVICE. If the Participant separates from Service with the Employer, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section
6. Notwithstanding the foregoing, no distribution shall be made earlier than six months after the date of separation from Service (or, if earlier, the date of death) with respect to a Participant who is a key employee (as defined in
Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation the stock in which is traded on an established securities market or otherwise.

            5.2 DISABILITY. If the Participant becomes Disabled while in Service, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section 6.

            5.3 DEATH. If the Participant dies while in Service, the Employer shall pay a benefit to the Participant's Beneficiary in the amount designated in the Adoption Agreement. Payment of such benefit shall be made by the Employer as provided in Section 6. If a Participant dies following his separation from Service for any reason, and before all payments under the Plan have been made, the vested balance in the Deferred Compensation Account shall be paid by the Employer to the Participant's Beneficiary pursuant to Section 6.

            5.4 IN-SERVICE WITHDRAWALS. If the Employer designates in the Adoption Agreement that in-service withdrawals are permitted under the Plan, a Participant may elect in the Salary Deferral Agreement to withdraw a designated amount from the Deferred Compensation Account at the specified time or times designated by the Participant in the Salary Deferral Agreement, and the Participant's In-Service Account shall be credited with the amount designated for in-service withdrawals. In no event may an in-service withdrawal be made prior to two years following the establishment of the In-Service Account of the Participant.

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Notwithstanding the foregoing, if a Participant incurs a Qualifying Distribution
Event prior to the date on which the entire balance in the In-Service Account has been distributed, then the balance in the In-Service Account on the date of the Qualifying Distribution Event shall be distributed to the Participant in the same manner and at the same time as the balance in the Deferred Compensation Account is distributed under Section 6 and in accordance with the rules and elections in effect under Section 6.

            5.5 EDUCATION WITHDRAWALS. If the Employer designates in the Adoption Agreement that education withdrawals are permitted under the Plan, a Participant may elect in the Salary Deferral Agreement to withdraw a designated amount from the Deferred Compensation Account at the specified time or times designated by the Participant in the Salary Deferral Agreement, and the Participant's Education Account shall be credited with the amount designated for in-service withdrawals. If the Participant designates more than one Student, the Education Account will be divided into a separate Education Account for each Student, and the Participant may designate in the Salary Deferral Agreement the percentage or dollar amount of the Deferred Compensation Account to be credited to each Education Account. In the absence of a clear designation, all credits made to the Education Account shall be equally allocated to each Education Account. The Employer shall pay to the Participant the balance in the Education Account with respect to the Student at the time and in the manner designated by the Participant in the Salary Deferral Agreement. Notwithstanding the foregoing, if the Participant incurs a Qualifying Distribution Event prior to the date on which the entire balance of the Education Account has been distributed, then the balance in the Education Account on the date of the Qualifying Distribution Event shall be distributed to the Participant in the same manner and at the same time as the Deferred Compensation Account is distributed under Section 6 and in accordance with the rules and elections in effect under Section 6.

            5.6 CHANGE IN CONTROL. If the Employer designates in the Adoption Agreement that distributions are permitted under the Plan due to a Change in Control, the vested balance in the Deferred Compensation Account shall be paid to the Participant by the Employer as provided in Section 6 as soon as practicable following a Change in Control regardless of whether the Participant has separated from Service with the Employer.

            5.7 UNFORESEEABLE EMERGENCY. A distribution of the Deferred Compensation Account may be made to a Participant in the event of an Unforeseeable Emergency, subject to the following provisions:

            5.7.1 A Participant may, at any time prior to his separation from Service for any reason, make application to the Committee to receive a distribution in a lump sum of all or a portion of the vested balance in the Deferred Compensation Account (determined as of the date the distribution, if any, is made under this Section 5.7) because of an Unforeseeable Emergency. A distribution because of an Unforeseeable Emergency shall not exceed the amount required to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution, after taking into account the extent to which the Unforeseeable Emergency may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extend the liquidation of such assets would not itself cause severe financial hardship).

            5.7.2 The Participant's request for a distribution on account of Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount requested to be distributed from the Deferred Compensation Account, and the total amount of the actual expense incurred or to be incurred on account of financial hardship.

            5.7.3 If a distribution under this Section 5.7 is approved by the Committee, such distribution will be made as soon as practicable following the date it is approved. The processing of the request shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request for a distribution on account of an Unforeseeable Emergency. A distribution due to Unforeseeable Emergency shall not affect any deferral election previously made by the Participant. If a Participant's separation from Service occurs after a request is approved in accordance with this
      Section 5.7.3, but prior to distribution of the full amount approved, the approval of the request shall be automatically null and void and the benefits which the Participant is entitled to receive under the Plan shall be distributed in accordance with the applicable distribution provisions of the Plan.

            5.7.4 The Committee may from time to time adopt additional policies or rules governing the manner in which such distributions may be made so that the Plan may be conveniently administered.

            SECTION 6. QUALIFYING DISTRIBUTION EVENTS PAYMENT OPTIONS:

            6.1 PAYMENT OPTIONS. The Employer shall designate in the Adoption Agreement the payment options available upon a Qualifying Distribution Event. The Participant shall elect in the Salary Deferral Agreement the method under which the vested balance in the Deferred Compensation Account shall be distributed from among the designated payment options. Payment shall be made in the manner elected by the Participant and shall commence as soon as practicable following the Qualifying Distribution Event. If the Participant elects the installment payment option, the payment of each annual installment shall be made on the anniversary of the date of the first installment payment, and the amount of the annual installment shall be adjusted on such anniversary for credits or debits to the Participant's account pursuant to Section 8 of the Plan. Such adjustment shall be made by dividing the balance in the Deferred Compensation Account on such date by the number of annual installments remaining to be paid hereunder; provided that the last annual installment due under the Plan shall be the entire amount credited to the Participant's account on the date of payment. In the event the Participant fails to make a valid election of the payment method, the distribution will be made in a single lump sum payment upon the Qualifying Distribution Event. Notwithstanding any election made by the Participant, the vested balance in the Deferred Compensation Account of the Participant will be distributed in a single lump sum payment if the amount of such benefit on the date that payment is to commence does not exceed the maximum amount permitted to be automatically distributed under the regulations promulgated under Section 409A of the Code.

            6.2 SUBSEQUENT ELECTIONS. With the consent of the Committee, a Participant may delay or change the method of payment of the Deferred Compensation Account subject to the following requirements:

            6.2.1 The new election may not take effect until at least 12 months after the date on which the new election is made.

            6.2.2 If the new election relates to a payment for a Qualifying Distribution Event other than the death of the Participant, the Participant becoming Disabled, or an Unforeseeable Emergency, the new election must provide for the deferral of the first payment for a period of at least five years from the date such payment would otherwise have been made.

            6.2.3 If the new election relates to a payment from the In-Service Account or Education Account, the new election must be made at least 12 months prior to the date of the first scheduled payment from such account.

            6.3 ACCELERATION PROHIBITED. The acceleration of the time or schedule of any payment due under the Plan is prohibited except as provided in regulations promulgated under Section 409A of the Code.

            SECTION 7. VESTING:

            A Participant shall be fully vested in the portion of his Deferred Compensation Account attributable to Salary Deferral Credits, and all income, gains and losses attributable thereto. A Participant shall become fully vested in the portion of his Deferred Compensation Account attributable to Employer Credits, and income, gains and losses attributable thereto, in accordance with the vesting schedule and provisions designated by the Employer in the Adoption Agreement. If a Participant's Deferred Compensation Account is not fully vested upon separation from Service, the portion of the Deferred Compensation Account that is not fully vested shall thereupon be forfeited.

            SECTION 8. ACCOUNTS; DEEMED INVESTMENT; ADJUSTMENTS TO ACCOUNT:

            8.1 ACCOUNTS. The Committee shall establish a book reserve account, entitled the "Deferred Compensation Account," on behalf of each Participant. The Committee shall also establish an In-Service Account and Education Account as a part of the Deferred Compensation Account of each Participant, if applicable. The amount credited to the Deferred Compensation Account shall be adjusted pursuant to the provisions of Section 8.3.

            8.2 DEEMED INVESTMENTS. The Deferred Compensation Account of a Participant shall be credited with an investment return determined as if the account were invested in one or more investment funds made available by the Committee. The Participant shall elect the investment funds in which his Deferred Compensation Account shall be deemed to be invested. Such election shall be made in the manner prescribed by the Committee and shall take effect upon the entry of the Participant into the Plan. The investment election of the Participant shall remain in effect until a new election is made by the Participant. In the event the Participant fails for any reason to make an effective election of the investment return to be credited to his account, the investment return shall be determined by the Committee.

            8.3 ADJUSTMENTS TO DEFERRED COMPENSATION ACCOUNT. With respect to each Participant who has a Deferred Compensation Account under the Plan, the amount credited to such account shall be adjusted by the following debits and credits, at the times and in the order stated:

            8.3.1 The Deferred Compensation Account shall be debited each business day with the total amount of any payments made from such account since the last preceding business day to him or for his benefit.

            8.3.2 The Deferred Compensation Account shall be credited on each Crediting Date with the total amount of any Salary Deferral Credits and Employer Credits to such account since the last preceding Crediting Date.

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

            8.3.3 The Deferred Compensation Account shall be credited or debited on each day securities are traded on a national stock exchange with the amount of deemed investment gain or loss resulting from the performance of the investment funds elected by the Participant in accordance with Section
      8.2. The amount of such deemed investment gain or loss shall be determined by the Committee and such determination shall be final and conclusive upon all concerned.

            SECTION 9. ADMINISTRATION BY COMMITTEE:

            9.1 MEMBERSHIP OF COMMITTEE. If elected in the Adoption Agreement, the Committee shall consist of at least three individuals who shall be appointed by the Board to serve at the pleasure of the Board. Any member of the Committee may resign, and his successor, if any, shall be appointed by the Board. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.

            9.2 COMMITTEE OFFICERS; SUBCOMMITTEE. The members of the Committee may elect Chairman and may elect an acting Chairman. They may also elect a Secretary and may elect an acting Secretary, either of whom may be but need not be a member of the Committee. The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment on behalf of the Committee.

            9.3 COMMITTEE MEETINGS. The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.

            9.4 TRANSACTION OF BUSINESS. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.

            9.5 COMMITTEE RECORDS. The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan.

            9.6 ESTABLISHMENT OF RULES. Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.

            9.7 CONFLICTS OF INTEREST. No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting), except relating to the terms of his Salary Deferral Agreement.

            9.8 CORRECTION OF ERRORS. The Committee may correct errors and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

            9.9 AUTHORITY TO INTERPRET PLAN. Subject to the claims procedure set forth in Section 16 the Plan Administrator and the Committee shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and to decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to construe the Plan and to make determinations as to eligibility and benefits under the Plan. Determinations by the Plan Administrator and the Committee shall apply uniformly to all persons similarly situated and shall be binding and conclusive upon all interested persons.

            9.10 THIRD PARTY ADVISORS. The Committee may engage an attorney, accountant, actuary or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan. The Committee shall from time to time, but no less frequently than annually, review the financial condition of the Plan and determine the financial and liquidity needs of the Plan. The Committee shall communicate such needs to the Employer so that its policies may be appropriately coordinated to meet such needs.

            9.11 COMPENSATION OF MEMBERS. No fee or compensation shall be paid to any member of the Committee for his Service as such.

            9.12 EXPENSE REIMBURSEMENT. The Committee shall be entitled to reimbursement by the Employer for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.

            9.13 INDEMNIFICATION. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Employer's own assets), each member of the Committee and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, bad faith, willful misconduct or gross negligence.

            SECTION 10. CONTRACTUAL LIABILITY; TRUST:

            10.1 CONTRACTUAL LIABILITY. The obligation of the Employer to make payments hereunder shall constitute a contractual liability of the Employer to the Participant. Such payments shall be made from the general funds of the Employer, and the Employer shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Participant shall not have any interest in any particular assets of the Employer by reason of its obligations hereunder. To the extent that any person acquires a right to receive payment from the Employer, such right shall be no greater than the right of an unsecured creditor of the Employer.

            10.2 TRUST. If so designated in Section 2.33 of the Adoption Agreement, the Employer may establish a Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust Agreement. The Trust, if and when established, is intended to be treated as a grantor trust for purposes of the Code and all assets of the Trust shall be held in the United States. The establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted and administered.

            SECTION 11. ALLOCATION OF RESPONSIBILITIES:

            The persons responsible for the Plan and the duties and responsibilities allocated to each are as follows:

            11.1 BOARD.

                  (i)   To amend the Plan;

                  (ii)  To appoint and remove members of the Committee; and

                  (iii) To terminate the Plan.

            11.2 COMMITTEE.

                  (i)   To designate Participants;

                  (ii) To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Section 16 relating to claims procedure;

                  (iii) To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;

                  (iv) To account for the amount credited to the Deferred Compensation Account of a Participant; and

                  (v)   To direct the Employer in the payment of benefits.

            11.3 PLAN ADMINISTRATOR.

                  (i) To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agency to which reports may be required to be submitted from time to time; and

                  (ii) To administer the claims procedure to the extent provided in Section 16.

            SECTION 12. BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS:

            12.1 BENEFITS NOT ASSIGNABLE. No portion of any benefit credited or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for his debts, contracts, liabilities, engagements or torts. Notwithstanding the foregoing, in the event that all or any portion of the benefit of a Participant is transferred to the former spouse of the Participant incident to a divorce, the Committee shall maintain such amount for the benefit of the former spouse until distributed in the manner required by an order of any court having jurisdiction over the divorce, and the former spouse shall be entitled to the same rights as the Participant with respect to such benefit.

            12.2 PAYMENTS TO MINORS AND OTHERS. If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

            SECTION 13. BENEFICIARY:

            The Participant's beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a beneficiary, the beneficiary shall be his Surviving Spouse. If the Participant does not designate a beneficiary and has no Surviving Spouse, the beneficiary shall be the Participant's estate. The designation of a beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a beneficiary (the "primary beneficiary") is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the contingent beneficiary, if any, named in the Participant's current beneficiary designation form. If there is no contingent beneficiary, the balance shall be paid to the estate of the primary beneficiary. Any beneficiary may disclaim all or any part of any benefit to which such beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in a form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the beneficiary who filed the disclaimer had died on the date of such filing.

            SECTION 14. AMENDMENT AND TERMINATION OF PLAN:

            The Board may amend any provision of the Plan or terminate the Plan at any time; provided, that in no event shall such amendment or termination reduce the balance in any Participant's Deferred Compensation Account as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Deferred Compensation Account.

            SECTION 15. COMMUNICATION TO PARTICIPANTS:

            The Employer shall make a copy of the Plan available for inspection by Participants and their beneficiaries during reasonable hours at the principal office of the Employer.

            SECTION 16. CLAIMS PROCEDURE:

            The following claims procedure shall apply with respect to the Plan:

            16.1 FILING OF A CLAIM FOR BENEFITS. If a Participant or beneficiary (the "claimant") believes that he is entitled to benefits under the Plan which are not being paid to him or which are not being accrued for his benefit, he shall file a written claim therefor with the Plan Administrator. In the event the Plan Administrator shall be the claimant, all actions which are required to be taken by the Plan Administrator pursuant to this Section 16 shall be taken instead by another member of the Committee designated by the Committee.

            16.2 NOTIFICATION TO CLAIMANT OF DECISION. Within 90 days after receipt of a claim by the Plan Administrator (or within 180 days if special circumstances require an extension of time), the Plan Administrator shall notify the claimant of the decision with regard to the claim. In the event of such special circumstances requiring an extension of time, there shall be furnished to the claimant prior to expiration of the initial 90-day period written notice of the extension, which notice shall set forth the special circumstances and the date by which the decision shall be furnished. If such claim shall be wholly or partially denied, notice thereof shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(iv) an explanation of the procedure for review of the denial and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under ERISA following an adverse benefit determination on review. Notwithstanding the forgoing, if the claim relates to a Participant who is Disabled, the Plan Administrator shall notify the claimant of the decision within 45 days (which may be extended for an additional 30 days if required by special circumstances).

            16.3 PROCEDURE FOR REVIEW. Within 60 days following receipt by the claimant of notice denying his claim, in whole or in part, or, if such notice shall not be given, within 60 days following the latest date on which such notice could have been timely given, the claimant shall appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the claimant shall be given an opportunity to review pertinent documents and to submit issues and comments in writing.

            16.4 DECISION ON REVIEW. The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:

            16.4.1 Within 60 days following receipt by the Committee of the request for review (or within 120 days if special circumstances require an extension of time), the Committee shall notify the claimant in writing of its decision with regard to the claim. In the event of such special circumstances requiring an extension of time, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished in a timely manner, the claim shall be deemed denied as of the close of the initial 60-day period (or the close of the extension period, if applicable). Notwithstanding the forgoing, if the claim relates to a Participant who is Disabled, the Committee shall notify the claimant of the decision within 45 days (which may be extended for an additional 45 days if required by special circumstances).

            16.4.2 With respect to a claim that is denied in whole or in part, the decision on review shall set forth specific reasons for the decision, shall be written in a manner calculated to be understood by the claimant, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

            16.4.3 The decision of the Committee shall be final and conclusive.

            16.5 ACTION BY AUTHORIZED REPRESENTATIVE OF CLAIMANT. All actions set forth in this Section 16 to be taken by the claimant may likewise be taken by a representative of the claimant duly authorized by him to act in his behalf on such matters. The Plan Administrator and the Committee may require such evidence as either may reasonably deem necessary or advisable of the authority to act of any such representative.

            SECTION 17. MISCELLANEOUS PROVISIONS:

            17.1 SET OFF. Notwithstanding any other provision of this Plan, the Employer may reduce the amount of any payment otherwise payable to or on behalf of a Participant hereunder by the amount of any loan, cash advance, extension of credit or other obligation of the

Participant to the Employer that is then due and payable, and the Participant shall be deemed to have consented to such reduction.

            17.2 NOTICES. Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Committee or its designee with his current address for the mailing of notices and benefit payments. Any notice required or permitted to be given to such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant or beneficiary furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.

            17.3 LOST DISTRIBUTES. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate the Participant or Beneficiary to whom payment is due on or before the fifth anniversary of the date payment is to be made or commence; provided, that the deemed investment rate of return pursuant to Section 8.2 shall cease to be applied to the Participant's account following the first anniversary of such date; provided further, however, that such benefit shall be reinstated if a valid claim is made by or on behalf of the Participant or Beneficiary for all or part of the forfeited benefit.

            17.4 RELIANCE ON DATA. The Employer, the Committee and the Plan Administrator shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant, and the Employer, the Committee and the Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or beneficiary.

            17.5 RECEIPT AND RELEASE FOR PAYMENTS. Subject to the provisions of
Section 17.1, any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.

            17.6 HEADINGS. The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

            17.7 CONTINUATION OF EMPLOYMENT. The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.

            17.8 MERGER OR CONSOLIDATION; ASSUMPTION OF PLAN. No employer-party to the Plan shall consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entity (a "Successor Entity") unless such Successor Entity shall assume the rights, obligations and liabilities of the employer-party under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan. Nothing herein shall prohibit the assumption of the obligations and liabilities of the Employer under the Plan by any Successor Entity.

            17.9 CONSTRUCTION. The Employer shall designate in the Adoption Agreement the state according to whose laws the provisions of the Plan shall be construed and enforced, except to the extent that such laws are superseded by ERISA.

                                       26